Exhibit 3.2

BUSINESS CORPORATIONS ACT

BRITISH COLUMBIA

ARTICLES

Of

CIVEO CANADIAN HOLDINGS ULC

INDEX

PART 1
INTERPRETATION

1.1	Definitions	1

1.2	Business Corporations Act and Interpretation Act Definitions Applicable	1

PART 2
SHARES AND SHARE CERTIFICATES

2.1	Authorized Share Structure	1

2.2	Form of Share Certificate	1

2.3	Shareholder Entitled to Certificate or Acknowledgement	1

2.4	Delivery by Mail	2

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement	2

2.6	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement	2

2.7	Splitting Share Certificates	2

2.8	Certificate Fee	2

2.9	Recognition of Trusts	2

PART 3
ISSUE OF SHARES

3.1	Directors Authorized	2

3.2	Commissions and Discounts	3

3.3	Brokerage	3

3.4	Conditions of Issue	3

3.5	Share Purchase Warrants and Rights	3

PART 4
SHARE REGISTERS

4.1	Central Securities Register	3

4.2	Closing Register	3

PART 5
SHARE TRANSFERS

5.1	Registering Transfers	4

5.2	Form of Instrument of Transfer	4

5.3	Transferor Remains Shareholder	4

5.4	Signing of Instrument of Transfer	4

5.5	Transfer Fee	4

PART 6
TRANSMISSION OF SHARES

6.1	Legal Personal Representative Recognized on Death	4

6.2	Rights of Legal Personal Representative	5

PART 7
PURCHASE OF SHARES

7.1	Company Authorized to Purchase Shares	5

7.2	Purchase When Insolvent	5

7.3	Sale and Voting of Purchased Shares	5

PART 8
BORROWING POWERS

8.1	Borrowing Powers	5

PART 9
ALTERATIONS

9.1	Alteration of Authorized Share Structure	6

9.2	Special Rights and Restrictions	6

9.3	Change of Name	6

9.4	Other Alterations	6

PART 10
MEETINGS OF SHAREHOLDERS

10.1	Annual General Meetings	7

10.2	Resolution Instead of Annual or Special Meeting Prohibited	7

10.3	Calling of Meetings of Shareholders	7

10.4	Notice for Meetings of Shareholders	7

10.5	Record Date for Notice	7

10.6	Record Date for Voting	8

10.7	Record Date for Other Purposes	8

10.8	Failure to Give Notice and Waiver of Notice	8

10.9	Notice of Special Business at Meetings of Shareholders	8

10.10	Location of General Meetings	8

10.11	Notice of Shareholder Business and Nominations	8

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PART 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1	Special Business	12

11.2	Special Majority	12

11.3	Quorum	12

11.4	One Shareholder May Constitute Quorum	13

11.5	Other Persons May Attend	13

11.6	Requirement of Quorum	13

11.7	Lack of Quorum	13

11.8	Lack of Quorum at Succeeding Meeting	13

11.9	Chair	13

11.10	Inspectors of Elections; Opening and Closing the Polls	13

11.11	Conduct of Meetings	13

11.12	Adjournments	14

11.13	Notice of Adjourned Meeting	14

11.14	Decision by Show of Hands or Poll	14

11.15	Declaration of Result	14

11.16	Motion Need Not be Seconded	14

11.17	Casting Vote	14

11.18	Meetings by Remote Communication	14

PART 12
VOTES OF SHAREHOLDERS

12.1	Number of Votes by Shareholder or by Shares	15

12.2	Votes of Persons in Representative Capacity	15

12.3	Votes by Joint Holders	15

12.4	Legal Personal Representatives as Joint Shareholders	15

12.5	Representative of a Corporate Shareholder	15

12.6	Proxy Provisions Do Not Apply to All Companies	16

12.7	Appointment of Proxy Holders	16

12.8	Alternate Proxy Holders	16

12.9	When Proxy Holder Need Not Be Shareholder	16

12.10	Deposit of Proxy	16

12.11	Validity of Proxy Vote	17

12.12	Form of Proxy	17

12.13	Revocation of Proxy	17

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12.14	Revocation of Proxy Must Be Signed	18

12.15	Production of Evidence of Authority to Vote	18

12.16	Appointment of Attorney or Agent to Cast Vote in any other Corporation	18

PART 13
DIRECTORS

13.1	First Directors; Number of Directors	18

13.2	Change in Number of Directors	19

13.3	Directors’ Acts Valid Despite Vacancy	19

13.4	Remuneration of Directors	19

13.5	Reimbursement of Expenses of Directors	19

13.6	Special Remuneration for Directors	19

13.7	Gratuity, Pension or Allowance on Retirement of Director	19

PART 14
ELECTION AND REMOVAL OF DIRECTORS

14.1	Procedure for Election of Directors; Required Vote	19

14.2	Election and Rotation at Annual General Meeting	19

14.3	Consent to be a Director	20

14.4	Failure to Elect or Appoint Directors	20

14.5	Places of Retiring Directors Not Filled	20

14.6	Directors May Fill Vacancies	21

14.7	Remaining Directors Power to Act	21

14.8	Additional Directors	21

14.9	Ceasing to be a Director	21

14.10	Removal of Director by Shareholders	21

14.11	Removal of Director by Directors	21

PART 15
POWERS AND DUTIES OF DIRECTORS

15.1	Powers of Management	21

15.2	Appointment of Attorney of Company	22

PART 16
DISCLOSURE OF INTEREST OF DIRECTORS

16.1	Obligation to Account for Profits	22

16.2	Restrictions on Voting by Reason of Interest	22

16.3	Interested Director Counted in Quorum	22

16.4	Disclosure of Conflict of Interest or Property	22

4

16.5	Director Holding Other Office in the Company	22

16.6	No Disqualification	22

16.7	Professional Services by Director or Officer	23

16.8	Director or Officer in Other Corporations	23

PART 17
PROCEEDINGS OF DIRECTORS

17.1	Regular Meetings of Directors	23

17.2	Special Meetings of Directors	23

17.3	Voting at Meetings	23

17.4	Chair of Meetings	23

17.5	Meetings by Telephone or Other Communications Medium	23

17.6	Notice of Meetings	24

17.7	When Notice Not Required	24

17.8	Meeting Valid Despite Failure to Give Notice	24

17.9	Waiver of Notice of Meetings	24

17.10	Quorum	24

17.11	Validity of Acts Where Appointment Defective	24

17.12	Action by Consent of Board	25

PART 18
EXECUTIVE AND OTHER COMMITTEES

18.1	Appointment and Powers of Executive Committee	25

18.2	Appointment and Powers of Other Committees	25

18.3	Obligations of Committees	25

18.4	Powers of Board	26

18.5	Committee Meetings	26

PART 19
OFFICERS

19.1	Directors May Appoint Officers	26

19.2	Election and Term of Office	26

19.3	Chairman of the Board	27

19.4	Chief Executive Officer	27

19.5	President	27

19.6	Vice Presidents	27

19.7	Treasurer	27

19.8	Secretary	27

5

19.9	Assistant Secretaries	27

19.10	Removal	28

19.11	Vacancies	28

19.12	Functions, Duties and Powers of Officers	28

19.13	Qualifications	28

19.14	Terms of Appointment	28

PART 20
INDEMNIFICATION

20.1	Right to Indemnification	28

20.2	Right of Claimant to Bring Suit	29

20.3	Non-Exclusivity of Rights	29

20.4	Indemnification of Other Persons	29

20.5	Non-Compliance with Business Corporations Act	30

20.6	Company May Purchase Insurance	30

PART 21
DIVIDENDS

21.1	Payment of Dividends Subject to Special Rights	30

21.2	Declaration of Dividends	30

21.3	No Notice Required	30

21.4	Record Date	30

21.5	Manner of Paying Dividend	30

21.6	Settlement of Difficulties	30

21.7	When Dividend Payable	31

21.8	Dividends to be Paid in Accordance with Number of Shares	31

21.9	Receipt by Joint Shareholders	31

21.10	Dividend Bears No Interest	31

21.11	Fractional Dividends	31

21.12	Payment of Dividends	31

21.13	Capitalization of Surplus	31

PART 22
DOCUMENTS, RECORDS AND REPORTS

22.1	Recording of Financial Affairs	31

22.2	Inspection of Records	31

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PART 23
NOTICES

23.1	Method of Giving Notice	31

23.2	Deemed Receipt of Mailing	32

23.3	Certificate of Sending	32

23.4	Notice to Joint Shareholders	32

23.5	Notice to Trustees	33

PART 24
SEAL AND EXECUTION OF DOCUMENTS

24.1	Who May Attest Seal	33

24.2	Sealing Copies	33

24.3	Mechanical Reproduction of Seal	33

24.4	Execution of Documents Generally	34

PART 25
COMMON SHARES SPECIAL RIGHTS AND RESTRICTIONS

25.1	Special Rights and Restrictions	34

25.2	Voting Rights	34

25.3	Dividends	34

25.4	Dissolution	34

PART 26
PREFERRED SHARES SPECIAL RIGHTS AND RESTRICTIONS

26.1	Special Rights and Restrictions	34

PART 27
SERIES 1 PREFERRED SHARES SPECIAL RIGHTS AND RESTRICTIONS

27.1	Special Rights and Restrictions	36

7

ARTICLES

Company Name:	CIVEO CANADIAN HOLDINGS ULC

Certificate of Incorporation Number:	BC

PART 1

INTERPRETATION

1.1 Definitions. In these Articles, unless the context otherwise requires:

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

“legal personal representative” means the personal or other legal representative of the shareholder;

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

“seal” means the seal of the Company, if any.

1.2 Business Corporations Act and Interpretation Act Definitions Applicable. The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

PART 2

SHARES AND SHARE CERTIFICATES

2.1 Authorized Share Structure. The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2 Form of Share Certificate. Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3 Shareholder Entitled to Certificate or Acknowledgement. Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4 Delivery by Mail. Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgement. If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:

(a)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(b)	issue a replacement share certificate or acknowledgement, as the case may be.

2.6 Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement. If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(a)	proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and

(b)	any indemnity the directors consider adequate.

2.7 Splitting Share Certificates. If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8 Certificate Fee. There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9 Recognition of Trusts. Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

PART 3

ISSUE OF SHARES

3.1 Directors Authorized. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2 Commissions and Discounts. The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3 Brokerage. The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4 Conditions of Issue. Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(a)	consideration is provided to the Company for the issue of the share by one or more of the following:

(i)	past services performed for the Company;

(ii)	property;

(iii)	money; and

(b)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5 Share Purchase Warrants and Rights. Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture shares, bonds, shares or any other securities issued or created by the Company from time to time.

PART 4

SHARE REGISTERS

4.1 Central Securities Register. As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register.

The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2 Closing Register. The Company must not at any time close its central securities register.

PART 5

SHARE TRANSFERS

5.1 Registering Transfers. A transfer of a share of the Company must not be registered unless:

(a)	a duly signed instrument of transfer in respect of the share has been received by the Company;

(b)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(c)	if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company.

5.2 Form of Instrument of Transfer. The instrument of transfer in respect of any share of the Company must be either in the form on the back of the share certificate representing such share or in such other form as may be approved by the directors from time to time.

5.3 Transferor Remains Shareholder. Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4 Signing of Instrument of Transfer. If a shareholder, or the duly authorized attorney of that shareholder, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates deposited with the instrument of transfer:

(a)	in the name of the person named as transferee in that instrument of transfer; or

(b)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5 Transfer Fee. There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

PART 6

TRANSMISSION OF SHARES

6.1 Legal Personal Representative Recognized on Death. In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2 Rights of Legal Personal Representative. The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

PART 7

PURCHASE OF SHARES

7.1 Company Authorized to Purchase Shares. Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the ten is specified in such resolution.

7.2 Purchase When Insolvent. The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(a)	the Company is insolvent; or

(b)	making the payment or providing the consideration would render the Company insolvent.

7.3 Sale and Voting of Purchased Shares. If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(a)	is not entitled to vote the share at a meeting of its shareholders;

(b)	must not pay a dividend in respect of the share; and

(c)	must not make any other distribution in respect of the share.

PART 8

BORROWING POWERS

8.1 Borrowing Powers. The board may from time to time at its discretion on behalf of the Company:

(a)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(c)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(d)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

PART 9

ALTERATIONS

9.1 Alteration of Authorized Share Structure. Subject to Article 9.2 and the Business Corporations Act, the Company may by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote thereat:

(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(b)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)	if the Company is authorized to issue shares of a class of shares with par value:

(i)	decrease the par value of those shares; or

(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(f)	alter the identifying name of any of its shares; or

(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

9.2 Special Rights and Restrictions. Subject to the Business Corporations Act, the Company may by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote thereat:

(a)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(b)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.3 Change of Name. The Company may by directors resolution authorize an alteration of its Notice of Articles in order to change its name.

9.4 Other Alterations. If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares alter these Articles.

PART 10

MEETINGS OF SHAREHOLDERS

10.1 Annual General Meetings. Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date on a date and at a time as may be fixed by resolution of the board of directors and set forth in the notice of meeting.

10.2 Resolution Instead of Annual or Special Meeting Prohibited. Any action required or permitted to be taken by the shareholders of the Company must be taken at a duly held annual or special meeting of shareholders and may not be taken by any consent in writing of such shareholders.

10.3 Calling of Meetings of Shareholders. Meetings of shareholders of the Company to consider special business may be called by:

(a)	the board of directors, pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the board, or

(b)	the Chairman of the Board.

No business other than that stated in the notice shall be transacted at any meetings called to consider special business.

10.4 Notice for Meetings of Shareholders. The Company must send notice of the date, time, location, and the means of remote communication, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at the meeting, of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

Except as required by law, holders of Preferred Shares are not entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. Subject to the Business Corporations Act, any previously scheduled meeting of the shareholders may be postponed by resolution of the board upon public notice given prior to the date previously scheduled for the meeting of shareholders.

10.5 Record Date for Notice. The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(a)	if and for so long as the Company is a public company, 21 days;

(b)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. pacific time on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6 Record Date for Voting. The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by less than 21 days or more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. pacific time on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section, the determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer books and the stated period of closing has expired.

10.7 Record Date for Other Purposes. The directors may set a date as the record date for the purpose of determining shareholders for any purpose. The record date must not precede the date on which the meeting is to be held by less than 21 days or more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution relating to the matter for which the record date is required.

10.8 Failure to Give Notice and Waiver of Notice. The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9 Notice of Special Business at Meetings of Shareholders. If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(a)	state the general nature of the special business; and

(b)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders: at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(c)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.10 Location of General Meetings. The Chairman of the Board, or the board, by a resolution passed by a majority of the directors, may determine the location of any meeting of shareholders, and such locations may be held outside of British Columbia.

10.11 Notice of Shareholder Business and Nominations.

(a)	Annual Meetings of Shareholders.

(i)

Nominations of persons for election to the board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Company’s notice of meeting in accordance with Part 10 of these Articles, (B) by or at the direction of the board, or (C) by any shareholder of the Company who was a shareholder of record at the time the notice was delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth below.

(ii)	Subject to the Business Corporations Act, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of hereof, the shareholder must have given timely notice thereof in writing to the Secretary of the Company in accordance with this and, in the case of business other than nominations, such other business must otherwise be a proper matter for shareholder action under the Business Corporations Act. To be considered timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 30 calendar days after the anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (A) the 120th calendar day prior to the annual meeting or (B) the 10th calendar day following the calendar day on which public announcement of the date of the meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

(iii)	A shareholder’s notice shall set forth:

(A)	to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(B)	as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the articles of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(C)

as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Company held of record and beneficially by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, share appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder or such beneficial owner, with respect to shares of the Company, (v) the name in which all such shares are registered on the share transfer books of the Company, (vi) a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear at the meeting in person or by proxy to submit the business or nomination specified in such notice, (vii) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination, and (viii) all other information relating to the proposed business or nomination which may be required to be disclosed under applicable law.

In addition, a shareholder seeking to submit such business or nomination at the meeting shall promptly provide any other information reasonably requested by the Company. The foregoing notice requirements of this shall be deemed satisfied by a shareholder with respect to business other than a nomination if the shareholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

(iv)	Notwithstanding anything in the second sentence of paragraph of this Article to the contrary, in the event that the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board at least 120 calendar days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 10.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Company.

(b)	Special Meetings of the Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting under Section 10.4 of these Articles. Nominations of persons for election to the board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the board, provided that the board has determined that directors shall be elected at such meeting, or (ii) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 10.11 who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10.11. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the board, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting pursuant to clause (ii) if the shareholder’s notice required by paragraphs and of Section 10.11 is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the later of the 120th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)	General.

(i)	Only the persons who are nominated in accordance with the procedures set forth in this Article are eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10.11. Except as otherwise provided by law, the Notice of Articles or these Articles, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article and, if any proposed nomination or business in not in compliance with this Article, to declare that the defective proposal or nomination will be disregarded.

(ii)	For purposes of this Section 10.11, “public announcement” shall mean disclosure in a press release reported by a comparable US or Canadian national news service or in a document publicly filed by the Company with the Securities and Exchange Commission.

(iii)	Notwithstanding the foregoing provisions, shareholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10.11. Nothing in this Section 10.11 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Shares to elect directors under an applicable Designation of Series of Preferred Shares (as defined in Part 26 of these Articles).

PART 11

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1 Special Business. At a meeting of shareholders, the following business is special business:

(a)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(b)	at an annual general meeting, all business is special business except for the following:

(i)	business relating to the conduct of or voting at the meeting;

(ii)	consideration of any financial statements of the Company presented to the meeting;

(iii)	consideration of any reports of the directors or auditor;

(iv)	the setting or changing of the number of directors;

(v)	the election or appointment of directors;

(vi)	the appointment of an auditor;

(vii)	the setting of the remuneration of an auditor;

(viii)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(ix)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2 Special Majority. The votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3 Quorum. Except as otherwise provided by law, the Notice of Articles or these Articles, the holders of a majority of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series of shares voting as a class, the holders of a majority of the shares of that class or series shall constitute a quorum of the class or series for the transaction of business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is a quorum. No notice of the time and place of adjourned meetings need be given except as required by law or these Articles. The shareholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

11.4 One Shareholder May Constitute Quorum. If there is only one shareholder entitled to vote at a meeting of shareholders:

(a)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(b)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5 Other Persons May Attend. The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6 Requirement of Quorum. No business, other than the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7 Lack of Quorum. If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(a)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(b)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8 Lack of Quorum at Succeeding Meeting. If, at the meeting to which the meeting referred to in Article 11.7(b) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9 Chair. The chair of the shareholders’ meetings shall be the Chairman of the Board, failing him/her, the then Chief Executive Officer, failing him/her, whomever the Chairman of the Board appoints is entitled to chair the shareholders’ meetings.

11.10 Inspectors of Elections; Opening and Closing the Polls. The board by resolution shall appoint, or shall authorize an officer of the Company to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Company in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of shareholders and make a written report thereof. One or more persons may be designated as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of the shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability. The inspector(s) shall have the duties prescribed by law. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.

11.11 Conduct of Meetings. The board may to the extent not prohibited by law adopt such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board, the chairman of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders of record of the Company, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. Unless and to the extent determined by the board or the chairman of the meeting, meetings of shareholders are not required to be held in accordance with the rules of parliamentary procedure.

11.12 Adjournments. The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.13 Notice of Adjourned Meeting. It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.14 Decision by Show of Hands or Poll. Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.15 Declaration of Result. The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.14, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.16 Motion Need Not be Seconded. No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.17 Casting Vote. In case of an equality of votes, the chair of a meeting of shareholders does not have a second or casting vote.

11.18 Meetings by Remote Communication. If authorized by the board, and subject to any guidelines and procedures that the board may adopt, shareholders and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether the meeting is to be held in a designated place or solely by means of remote communication, provided that (a) the Company implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder; (b) the Company implements reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings; and (c) if the shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Company. A shareholder or proxy holder who participates in a meeting in a manner contemplated by this Article 11.18 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

PART 12

VOTES OF SHAREHOLDERS

12.1 Number of Votes by Shareholder or by Shares. Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(a)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(b)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2 Votes of Persons in Representative Capacity. A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3 Votes by Joint Holders. If there are joint shareholders registered in respect of any share:

(a)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it;

or

(b)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4 Legal Personal Representatives as Joint Shareholders. Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5 Representative of a Corporate Shareholder. If a corporation, that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(a)	for that purpose, the instrument appointing a representative must:

(i)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(ii)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(b)	if a representative is appointed under this Article 12.5:

(i)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(ii)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6 Proxy Provisions Do Not Apply to All Companies. Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company.

12.7 Appointment of Proxy Holders. Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8 Alternate Proxy Holders. A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9 When Proxy Holder Need Not Be Shareholder. A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(a)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(b)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(c)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10 Deposit of Proxy. A proxy for a meeting of shareholders must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11 Validity of Proxy Vote. A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(a)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	by the chair of the meeting, before the vote is taken.

12.12 Form of Proxy. A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[Name of Company]

The undersigned, being a shareholder of the above named Company, hereby appoints                     , or, failing that person,                     , as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [     day of             , 201    ] and at any adjournment of that meeting.

Signed this      day of             , 201    .

Signature of shareholder

Name of shareholder - printed

12.13 Revocation of Proxy. Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(a)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(b)	provided, at the meeting, to the chair of the meeting.

12.14 Revocation of Proxy Must Be Signed. An instrument referred to in Article 12.13 must be signed as follows:

(a)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(b)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15 Production of Evidence of Authority to Vote. The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

12.16 Appointment of Attorney or Agent to Cast Vote in any other Corporation. Unless otherwise provided by directors resolution, the Chief Executive Officer, the Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name of and on behalf of the Company, to cast the votes which the Company may be entitled to cast as the holder of shares or other securities in any other corporation, any of whose shares or other securities may be held by the Company, at meetings of the holders of the shares or other securities of the other corporation, or to consent in writing, in the name of the Company as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper.

PART 13

DIRECTORS

13.1 First Directors; Number of Directors. The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(a)	if the Company is a public company, the greater of three and the most recently set of:

(i)	the number of directors as determined by the board, subject to a differing number of directors set by a resolution of the holders of 66 2/3% of the voting power of the issued and outstanding shares (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.5;

(b)	if the Company is not a public company, the most recently set of:

(i)	the number of directors as determined by the board, subject to a differing number of directors set by a resolution of the holders of 66 2/3% of the voting power of the issued and outstanding shares (whether or not previous notice of the resolution was given); and

(ii)	the number of directors set under Article 14.5.

13.2 Change in Number of Directors. If the number of directors is changed pursuant to Article 13.1, the majority of the directors during a directors’ meeting or if by written resolution, by unanimous written consent of the directors may appoint a director or directors, as the case may be, to accommodate any vacancies in the board of directors resulting from the change in the number of directors set by the shareholders.

13.3 Directors’ Acts Valid Despite Vacancy. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4 Remuneration of Directors. The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.5 Reimbursement of Expenses of Directors. The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.6 Special Remuneration for Directors. If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.7 Gratuity, Pension or Allowance on Retirement of Director. Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 14

ELECTION AND REMOVAL OF DIRECTORS

14.1 Procedure for Election of Directors; Required Vote. Election of directors at all meetings of the shareholders at which directors are to be elected need not be by written ballot unless otherwise determined by the board prior to such meeting, and, subject to the rights of the holders of any series of Preferred Shares to elect directors under an applicable series of Preferred Shares, a plurality of the votes cast thereat shall elect directors.

14.2 Election and Rotation at Annual General Meeting. The directors of the Company shall be elected and divided into three classes, as nearly equal in number as is ratably possible: Class I directors, Class II directors and Class III directors and shall retire in rotation such that each director is always appointed for a three-year term.

Each Director shall serve for a term ending on the third annual meeting following the annual meeting of shareholders at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the next annual meeting of shareholders following the end of the 2014 calendar year, the directors first elected to Class II shall serve for a term expiring at the annual meeting of shareholders following the end of the 2015 calendar year, and the directors first elected to

Class III shall serve for a term expiring at the annual meeting of shareholders following the end of the 2016 calendar year. Each director shall hold office until the annual meeting of shareholders at which such director’s term expires and, the foregoing notwithstanding, shall serve until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board shall have designated one or more directorships whose terms then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes. In the event of any changes in the authorized number of directors, each director then continuing to serve shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. The board, or shareholders, as applicable, shall specify the class to which a newly created directorship shall be allocated.

14.3 Consent to be a Director. No election, appointment or designation of an individual as a director is valid unless:

(a)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(b)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(c)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.4 Failure to Elect or Appoint Directors. If:

(a)	the Company fails to hold an annual general meeting, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(b)	the shareholders fail, at the annual general meeting, to elect or appoint any directors; then each director then in office continues to hold office until the earlier of:

(c)	the date on which his or her successor is elected or appointed; and

(d)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.5 Places of Retiring Directors Not Filled. If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.6 Directors May Fill Vacancies. Any vacancy occurring in the board of directors may only be filled by a majority of the directors during a directors’ meeting or if by written resolution, by unanimous written consent of the directors.

14.7 Remaining Directors Power to Act. The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.8 Additional Directors. Notwithstanding Articles 13.1 and 13.2, between annual general meetings, a majority of the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(a)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(b)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(a), but is eligible for re-election or re-appointment.

14.9 Ceasing to be a Director. A director ceases to be a director when:

(a)	the term of office of the director expires;

(b)	the director dies;

(c)	the director resigns as a director by notice in writing or by electronic submission provided to the Company or a lawyer for the Company; or

(d)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10 Removal of Director by Shareholders. The shareholders may remove any director before the expiration of his or her term of office by passing a special resolution with the requisite special majority of three quarters of the votes cast at a meeting of shareholders. Upon such a vacancy being created, only the directors are entitled to appoint a director to fill the resulting vacancy.

14.11 Removal of Director by Directors. The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

PART 15

POWERS AND DUTIES OF DIRECTORS

15.1 Powers of Management. The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

15.2 Appointment of Attorney of Company. The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

PART 16

DISCLOSURE OF INTEREST OF DIRECTORS

16.1 Obligation to Account for Profits. A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

16.2 Restrictions on Voting by Reason of Interest. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

16.3 Interested Director Counted in Quorum. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

16.4 Disclosure of Conflict of Interest or Property. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

16.5 Director Holding Other Office in the Company. A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

16.6 No Disqualification. No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

16.7 Professional Services by Director or Officer. Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

16.8 Director or Officer in Other Corporations. A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

PART 17

PROCEEDINGS OF DIRECTORS

17.1 Regular Meetings of Directors. The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine. The Chairman of the board of directors or any four directors may call a regular meeting of the directors at any time. The place of any meeting of the directors shall be the corporate headquarters of the Company unless otherwise agreed by a majority of the directors.

17.2 Special Meetings of Directors. A special meeting of the directors may be called at any time at the request of (a) the Chairman of the board of directors or (b) any four directors. The place of any special meeting shall be the corporate headquarters of the Company unless otherwise agreed by a majority of the directors.

17.3 Voting at Meetings. Questions arising at any meeting of directors are to be decided by a majority of votes at which a quorum is present and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

17.4 Chair of Meetings. The Chairman of the Board shall preside at all meetings of the shareholders and of the board of directors. He shall make reports to the board of directors and the shareholders and shall see that all orders and resolutions of the board of directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as President or Chief Executive Officer, if so elected by the board of directors. The directors also may elect a vice-chairman to act in the place of the Chairman upon his or her absence or inability to act.

17.5 Meetings by Telephone or Other Communications Medium. A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 17.5 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

17.6 Notice of Meetings. Other than for meetings held at regular intervals as determined by the directors pursuant to Article 17.1, reasonable notice of each regular and special meetings of the directors, specifying the place, day and time of that meeting must be given to each of the directors by any method set out in Article 23.1 and shall be delivered in person or by telephone to each director or sent by first-class mail, addressed to each director. If the notice is mailed, it shall be deposited in the Canada mail at least 7 days prior to any regular or special meeting. If the notice is delivered in person, by telephone or electronic transmission, it shall be delivered at least 3 days prior to any regular meeting and 24 hours prior to any special meeting. The notice for special meeting need not specify the purpose or place of the meeting if the meeting is to be held at the corporate headquarters of the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice of such meeting, except for amendments to these Articles, as provided under section 9.4 of the Articles of the Company. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with section 17.7 of these Articles.

17.7 When Notice Not Required. It is not necessary to give notice of a meeting of the directors to a director if:

(a)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(b)	the director has waived notice of the meeting.

17.8 Meeting Valid Despite Failure to Give Notice. The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director does not invalidate any proceedings at that meeting.

17.9 Waiver of Notice of Meetings. Any director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to such director and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director.

17.10 Quorum. The quorum necessary for the transaction of the business of the directors is deemed to be set at a majority of the entire board of directors who are present in person, telephonically or by proxy and those directors may constitute a meeting; however if at any meeting of the board of directors there is less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. Subject to any provisions of any law and these Articles, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

17.11 Validity of Acts Where Appointment Defective. Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

17.12 Action by Consent of Board. To the extent permitted by applicable law, the board and any committee thereof may act without a meeting so long as all members of the board or committee have executed a written consent with respect to any board action taken in lieu of a meeting.

PART 18

EXECUTIVE AND OTHER COMMITTEES

18.1 Appointment and Powers of Executive Committee. The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

18.2 Appointment and Powers of Other Committees. The directors may, by resolution:

(a)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(b)	delegate to a committee appointed under paragraph (a) any of the directors’ powers, except:

(i)	the power to fill vacancies in the board of directors;

(ii)	the power to remove a director;

(iii)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(iv)	the power to appoint or remove officers appointed by the directors; and

(c)	make any delegation referred to in paragraph (b) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

18.3 Obligations of Committees. Any committee appointed under Articles 18.1 or 18.2, in the exercise of the powers delegated to it, must:

(a)	conform to any rules that may from time to time be imposed on it by the directors; and

(b)	report every act or thing done in exercise of those powers at such times as the directors may require.

18.4 Powers of Board. The directors may, at any time, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(b)	terminate the appointment of, or change the membership of, the committee; and

(c)	fill vacancies in the committee.

18.5 Committee Meetings. Subject to Article 18.3(a) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 18.1 or 18.2:

(a)	the committee may meet and adjourn as it thinks proper;

(b)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(c)	a majority of the members of the committee constitutes a quorum of the committee; and

(d)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

PART 19

OFFICERS

19.1 Directors May Appoint Officers. The executive officers of the Company shall be selected by, and serve at the pleasure of, the board. Such officers shall have the authority and duties delegated to each of them, respectively, by the board from time to time. The elected officers of the Company shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents) as the board from time to time may deem proper. The Chairman of the Board shall be chosen from among the Directors. All officers elected by the board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this section 19.1. The board or any committee thereof may from time to time elect, or the Chairman of the Board may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Articles or as may be prescribed by the board or such committee or by the Chairman of the Board, as the case may be.

19.2 Election and Term of Office. The elected officers of the Company shall be elected from time to time by the board. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as convenient. Each officer shall hold office until such person’s successor is duly elected and qualified or until such person’s death or until he or she resigns or is removed pursuant to these Articles.

19.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the board. He shall make reports to the board and the shareholders and shall see that all orders and resolutions of the board and of any committee thereof are carried into effect. The Chairman of the board may also serve as President or Chief Executive Officer, if so elected by the board. The directors also may elect a vice-chairman to act in the place of the Chairman upon his or her absence or inability to act.

19.4 Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Company and shall perform all duties incidental to such person’s office which may be required by law and all such other duties as are properly required of him by the board. Unless the board has elected a vice-chairman and such vice-chairman is able to act in the place of the Chairman, the Chief Executive Officer, if he is also a Director, shall, in the absence of or because of the inability to act of the Chairman, perform all duties of the Chairman of the Board and preside at all meetings of shareholders and the board.

19.5 President. The President shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Company’s business and general supervision of its policies and affairs. The President shall have such other powers and shall perform such other duties as are assigned to him by the board or the Chairman of the Board.

19.6 Vice Presidents. Each Executive Vice President and Senior Vice President and any Vice President shall have such powers and perform such duties as are assigned to him by the board or the Chairman of the Board.

19.7 Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Company to be deposited in such banks as may be authorized by the board, or in such banks as may be designated as depositories in the manner provided by resolution of the board. The Treasurer shall, in general, perform all duties incident to the office of the Treasurer and shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the board or the Chairman of the Board.

19.8 Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the board, the committees of the board and the shareholders. The Secretary shall see that all notices are duly given in accordance with the provisions of these Articles and as required by law; shall be custodian of the records and the seal of the Company and affix and attest the seal to all share certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the board or the Chairman of the Board.

19.9 Assistant Secretaries. Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these Articles or assigned to them by the board, the Chairman of the Board or the Secretary. Assistant Secretaries shall assist the Secretary in the performance of the duties assigned to the Secretary, and in assisting the Secretary, each Assistant Secretary shall for such purpose have the powers of the Secretary. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the board or the Chairman of the board may designate.

19.10 Removal. Any officer elected, or agent appointed, by the board may be removed by the affirmative vote of a majority of the board or, except in the case of an officer chosen by the board, by the Chairman of the Board or any other officer upon whom such power of removal may be conferred by the board. No elected officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor or such person’s death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

19.11 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the board, the Company’s Chairman of the Board or any other officer upon whom such power may be conferred by the board for the unexpired portion of the term.

19.12 Functions, Duties and Powers of Officers. The directors may, for each officer:

(a)	determine the functions and duties of the officer;

(b)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(c)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

19.13 Qualifications. No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the Chair of the Board or as the managing director must be a director. Any other officer need not be a director.

19.14 Terms of Appointment. Each officer of the Company shall hold office until such person’s successor is duly appointed and qualified or until such person’s death or until he or she resigns or is removed pursuant to these Articles.

PART 20

INDEMNIFICATION

20.1 Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another Company or of a partnership, joint venture, trust or other unincorporated entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Business Corporations Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement and excise taxes or penalties arising under the

Employment Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that, except as provided in Section 20.3, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board. The right to indemnification conferred in this Section 20.1 shall be a contract right and shall include the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, any advance payments to be paid by the Company within 20 calendar days after the receipt by the Company of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the Business Corporations Act requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 20.1 or otherwise. The Company may, to the extent authorized from time to time by the board, grant rights to indemnification, and rights to have the Company pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this with respect to the indemnification and advancement of expenses of directors and officers of the Company.

20.2 Right of Claimant to Bring Suit. If a claim under Section 20.1 of these Articles is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standard of conduct which makes it permissible under the Business Corporations Act for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board, independent legal counsel or its shareholders) to have made a determination prior to the circumstances that the claimant has met the applicable standard of conduct set forth in the Business Corporations Act, nor an actual determination by the Company (including its board, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

20.3 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Part 20 is not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Notice of Articles, these Articles, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of these Articles shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company to indemnification hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

20.4 Indemnification of Other Persons. Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

20.5 Non-Compliance with Business Corporations Act. The failure of a director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 20.

20.6 Company May Purchase Insurance. The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(a)	is or was a director, officer, employee or agent of the Company;

(b)	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(c)	at the request of the Company, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(d)	at the request of the Company, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

PART 21

DIVIDENDS

21.1 Payment of Dividends Subject to Special Rights. The provisions of this Article 21 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

21.2 Declaration of Dividends. Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

21.3 No Notice Required. The directors need not give notice to any shareholder of any declaration under Article 21.2.

21.4 Record Date. The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

21.5 Manner of Paying Dividend. A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

21.6 Settlement of Difficulties. If any difficulty arises in regard to a distribution under Article 21.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(a)	set the value for distribution of specific assets;

(b)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(c)	vest any such specific assets in trustees for the persons entitled to the dividend.

21.7 When Dividend Payable. Any dividend may be made payable on such date as is fixed by the directors.

21.8 Dividends to be Paid in Accordance with Number of Shares. All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

21.9 Receipt by Joint Shareholders. If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

21.10 Dividend Bears No Interest. No dividend bears interest against the Company.

21.11 Fractional Dividends. If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

21.12 Payment of Dividends. Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

21.13 Capitalization of Surplus. Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

PART 22

DOCUMENTS, RECORDS AND REPORTS

22.1 Recording of Financial Affairs. The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

22.2 Inspection of Records. Upon receipt of a shareholder request, the directors may determine that the shareholders are entitled to inspect or obtain a copy of any accounting records of the Company, with such determination to be made by way of a directors’ resolution.

PART 23

NOTICES

23.1 Method of Giving Notice. Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(a)	mail addressed to the person at the applicable address for that person as follows:

(i)	for a record mailed to a shareholder, the shareholder’s registered address;

(ii)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the mailing address of the intended recipient;

(b)	delivery at the applicable address for that person as follows, addressed to the person:

(i)	for a record delivered to a shareholder, the shareholder’s registered address;

(ii)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(iii)	in any other case, the delivery address of the intended recipient;

(c)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(d)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(e)	physical delivery to the intended recipient;

(f)	as otherwise permitted by any securities legislation (together with all regulations and rules made and promulgated thereunder and all administrative policy statements, blanket orders, and rulings, notices, and other administrative directions issued by securities commissions or similar authorities appointed thereunder) in any province or territory of Canada or in the federal jurisdiction of the United States or in any state of the United States that is applicable to the Company.

23.2 Deemed Receipt of Mailing. A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 23.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

23.3 Certificate of Sending. A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 23.1, prepaid and mailed or otherwise sent as permitted by Article 23.1 is conclusive evidence of that fact.

23.4 Notice to Joint Shareholders. A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

23.5 Notice to Trustees. A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(a)	mailing the record, addressed to them:

(i)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(ii)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(b)	if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

PART 24

SEAL AND EXECUTION OF DOCUMENTS

24.1 Who May Attest Seal. Except as provided in Articles 24.2 and 24.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(a)	any two directors;

(b)	any officer, together with any director;

(c)	if the Company only has one director, that director; or

(d)	any one or more directors or officers or persons as may be determined by the directors.

24.2 Sealing Copies. For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 24.1, the impression of the seal may be attested by the signature of any director or officer.

24.3 Mechanical Reproduction of Seal. The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

24.4 Execution of Documents Generally. The directors may from time to time appoint any one or more persons, officers or directors for the purpose of executing any instrument, document or agreement in the name of and on behalf of the Company for which the seal need not be affixed, and if no such person, officer or director is appointed, then any one officer or director of the Company may execute such instrument, document or agreement. Unless provided otherwise by resolution of the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Company. Subject to any restrictions imposed by the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, Senior Vice President or Vice President of the Company may delegate contractual powers to others under such person’s jurisdiction, it being understood, however, that any such delegation of power shall not relieve the officer of responsibility with respect to the exercise of the delegated power.

PART 25

COMMON SHARES

SPECIAL RIGHTS AND RESTRICTIONS

25.1 Special Rights and Restrictions. The Company is authorized to issue one class of 550,000,000 shares, to be designated as “Common Shares” with a par value of $0.01 and such shares shall have attached thereto the following rights, privileges, restrictions and conditions.

25.2 Voting Rights. The holders of the Common Shares shall be entitled to receive notice of, and to attend, all meetings of the shareholders of the Company and shall have one (1) vote for each Common Share held at all meetings of the shareholders of the Company, except for meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

25.3 Dividends. Subject to the prior rights and privileges attaching to any other class of shares of the Company, the right to receive any dividend declared by the Company in such amount and in such form as the directors of the Company may from time to time determine, and all dividends which the directors of the Company may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding. For greater certainty, the board of directors of the Company may in their absolute discretion declare dividends on any one or more classes of shares in the Company to the exclusion of all other classes of shares of the Company.

25.4 Dissolution. In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall, subject to the prior rights of the holders of the Preferred Shares, be entitled to receive the remaining property and assets of the Company.

PART 26

PREFERRED SHARES

SPECIAL RIGHTS AND RESTRICTIONS

26.1 Special Rights and Restrictions. The Company is authorized to issue one class of 50,000,000 shares, to be designated as “Preferred Shares”, with a par value of $0.01, which may be issued in one or more series as determined by the directors of the Company. Currently, there is one series of preferred shares designated, being the “Series 1 Preferred Shares”. The Preferred Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(i)	subject to the provisions of the Business Corporations Act, the special rights and restrictions attached to the Preferred Shares authorize the directors, by resolution, to do one or more of the following:

(1)	create and designate any series of Preferred Shares and authorize the alteration of the notice of articles to provide for such series;

(2)	determine the maximum number of shares of each of those series of shares that the company is authorized to issue, determine that there is no maximum number or alter any determination made, under this subparagraph or otherwise, in relation to a maximum number of those shares, and authorize the alteration of the notice of articles accordingly;

(3)	alter the articles, and authorize the alteration of the notice of articles, to create an identifying name by which the shares of any of those series of shares may be identified or to alter any identifying name created for those shares;

(4)	create, define and attach special rights and restrictions to the shares of each series and alter the articles, and authorize the alteration of the notice of articles, to attach special rights or restrictions to the shares of any of those series of shares or to alter any special rights or restrictions attached to those shares at any time as the directors determine; including the determination of any or all of the following:

(a)	the voting powers, if any, and whether such voting powers are full or limited, in such series;

(b)	the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

(c)	whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

(d)	the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

(e)	the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation, and price or prices or the rates of exchange applicable thereto;

(f)	the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation;

(g)	the provisions, if any, of a sinking fund applicable to such series; and

(h)	any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Shares (a “Designation of Series of Preferred Shares”); and

(ii)	the directors are authorized to issue a first series of up to 50,000,000 series 1 Preferred Shares designated as the “Series 1 Preferred Shares”, having the rights, privileges, restrictions and conditions as set out in Part 27 of these Articles; and

(iii)	except as required by law, holders of Preferred Shares shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote. The number of authorized shares of Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of two-thirds of the holders of the outstanding Common Shares, without a vote of the holders of the Preferred Shares, or of any series thereof, unless a vote of any such holders is required pursuant to any Designation of Series of Preferred Shares.

PART 27

SERIES 1 PREFERRED SHARES

SPECIAL RIGHTS AND RESTRICTIONS

27.1 Special Rights and Restrictions. The Company is authorized to issue up to 50,000,000 Series 1 Preferred Shares with a par value of $0.01, which may be issued at any time as determined by the directors of the Company and having the special rights and restrictions authorized by the directors, by resolution.

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DATED: December 23, 2014.

SIGNATURE OF INCORPORATOR

CIVEO CORPORATION

By:	/s/ Bradley J. Dodson
Authorized Signatory